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NEWS RELEASE                                                                                                                               NYSE: POM

For Immediate Release                                                                              Media Contact:      Robert Dobkin
                                                                                                                                 (202) 872-2680
December 10, 2002                                                                                  Investor Relations:  Ernie Bourscheid
                                                                                                                                 (202) 872-2797

Pepco Holdings Inc. Sells 5 Million Shares of Common Stock

       Pepco Holdings, Inc. (NYSE: POM) today announced that it sold 5 million shares of its common stock at $19.13 per share through lead underwriter Merrill Lynch & Co. and co-manager Legg Mason Wood Walker, Inc. PHI granted the underwriters an option to purchase up to an additional 750,000 shares of its common stock to cover any over-allotments.

       Net proceeds from the sale of the common stock will be used to refund PHI's outstanding commercial paper.

       Pepco Holdings, Inc., is a diversified energy holding company with headquarters in Washington, D.C. Its principal operating utilities, Pepco and Conectiv, deliver 50,000 gigawatt-hours of power to more than 1.8 million customers in the District of Columbia, Delaware, Maryland, New Jersey and Virginia. PHI engages in regulated utility operations by delivering electricity and natural gas, and provides competitive energy and energy products and services to residential and commercial customers.

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Forward-Looking Statements:

Except for historical statements and discussions, the statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. These statements contain management's beliefs based on information currently available to them and on various assumptions concerning future events. Forward-looking statements are not a guarantee of future performance or events. They are subject to a number of uncertainties and other factors, many of which are outside the company's control. In connection with the transaction, additional important factors that could cause actual results to differ materially from those in the forward-looking statements herein include risks and uncertainties relating to delays in obtaining, or adverse conditions contained in, related regulatory approvals, changes in economic conditions, availability and cost of capital, changes in weather patterns, changes in laws, regulations or regulatory policies, developments in legal or public policy doctrines and other presently unknown or unforeseen factors. These uncertainties and factors could cause actual results to differ materially from such statements. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results and prospects of the company.

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